Exhibit 4(c)


Instruction No. 1

                       Ohio Power Company
              Unsecured Medium Term Notes, Series A

                          Instructions


To:  Bankers Trust Company, as Trustee


Trade or sale date:  9/25/97


Principal Amount:  $48,000,000


Maturity Date:  11/01/04


Interest Rate:  6.73%


Redemption Provisions:

     Redeemable:  Yes___   No X
                  In Whole:  Yes___   No___
                  In Part:  Yes___   No___
                  Initial Redemption Date:  ______________________
                  Redemption Limitation Date: ____________________
                  Initial Redemption Price:  ______%
                  Reduction Percentage:  _______%

Original Issue Date:  9/30/97

Public Offering Price:  100%

Presenting Agent's Commission:  0.600%


Net Proceeds to Company:  99.4%


CUSIP No.:  67741 P AA5


Account number of participant account maintained by DTC on behalf of Presenting Agent:

     Salomon Brothers #274
     Morgan Stanley #050

Account number of participant account maintained by DTC on behalf of Trustee:

Each Presenting Agent's name and
proportionate amount of Global Note:

     Morgan Stanley:     50%
     Salomon Brothers:   50%


Name in which the Note is to be registered (Registered Owner):

          Cede & Co.


Address and taxpayer identification number of Registered Owner and address for payment:

          The Depository Trust Company
          55 Water Street
          New York, NY  10041
          #13-2555119


Original Issue Discount Security:  Yes___   No X

     Yield to Maturity:  6.84%

     Initial Accrual Period:  9/30/97 - 10/31/97


Account of Company into which net proceeds are to be deposited: Citibank ABA #021-000-089, Account #0004-1347


Any Other Book-Entry Note represented by
Global Security (to the extent known):


                                   OHIO POWER COMPANY


                                   By:_/s/ A. A. Pena________
                                      (President, Vice President,
                                             or Treasurer)